Exhibit 5.1

November 21, 2024

Warner Music Group Corp.

1633 Broadway

New York, NY 10019

Warner Music Group Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Warner Music Group Corp., a Delaware corporation (the “Company”), in connection with the filing today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the proposed issuance from time to time of (i) shares of Class A common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”) to be issued pursuant to a base indenture, dated as of June 29, 2020, as amended and supplemented from time to time (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”); (iv) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) to be issued pursuant to one or more warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”); (v) rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”) to be issued pursuant to one or more rights agreements (each, a “Rights Agreement”); (vi) purchase contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities, Warrants or debt obligations of third parties including government securities (the “Purchase Contracts”) to be issued pursuant to one or more purchase contract agreements, each between the Company and a contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”); and (vii) units consisting of two or more of the Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Purchase Contracts or debt obligations of third parties including government securities (the “Units”) to be issued pursuant to one or more unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

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In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other persons as we have deemed appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and other persons delivered to us and (c) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the corporate or other power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee and (vii) the enforceability of the Indenture against the Trustee.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors of the Company or a duly authorized committee (the “Board of Directors”) so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered or uncertificated shares of Common Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Board of Directors, any underwriting agreement, Warrants or Warrant Agreements, Rights or Rights Agreements, Purchase Contracts or Purchase Contract Agreements or Units or Unit Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

2. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and

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so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued and delivered or uncertificated shares of Preferred Stock have been duly issued and delivered, as the case may be, as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with such action of the Board of Directors, any underwriting agreement, Warrants or Warrant Agreements, Rights or Rights Agreements, Purchase Contracts or Purchase Contract Agreements or Units or Unit Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

3. When (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the terms of the Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (iii) the terms of the Debt Securities have been duly established in accordance with the Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any underwriting agreement, Warrants or Warrant Agreements, Rights or Rights Agreements, Purchase Contracts or Purchase Contract Agreements or Units or Unit Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

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5. When (i) the terms, and the execution and delivery, of the Rights and any Rights Agreements or Rights Agreements relating to the Rights and the terms of the issuance and sale of the Rights and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Rights Agreement or Rights Agreements relating to the Rights have been duly executed and delivered by the Company and such rights agent as shall have been duly appointed by the Company, (iii) the terms of the Rights have been established in accordance with the applicable Rights Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Rights or certificates representing the Rights have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Rights Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract Agreement and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When (i) the terms of the Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any

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agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii)(a) the Common Stock that form a part of the Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 1 above, (b) the Preferred Stock that form a part of the Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 2 above, (c) the Indenture relating to the Debt Securities (or undivided beneficial interests therein) that form a part of the Units has been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 3 above, (d) the Warrants that form a part of the Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 4 above, (e) the Rights that form a part of the Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 5 above or (f) the Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 6 above and (iv) the certificates representing the Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Unit Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Units will be validly issued.

8. If the Debt Securities are exchangeable or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors and (ii) the shares of Common Stock have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as in effect on the date hereof.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in each Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP